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Exhibit 99(a)(6)

FORM OF PROMISE TO GRANT STOCK OPTION(S)

    In exchange for your agreement to cancel certain stock options ("Old Option(s)") you received from Learn2 Corporation ("Learn2"), Learn2 hereby promises to grant you a stock option or options, as applicable, covering shares of Learn2's common stock on or about August 1, 2002 (the "New Option(s)") WHICH IS THE SAME NUMBER OF SHARES SUBJECT TO THE OPTIONS WHICH YOU TENDERED FOR EXCHANGE AND WHICH WERE CANCELLED ON JANUARY 28, 2002. THE EXERCISE PRICE OF EACH NEW OPTION WILL BE THE CLOSING PRICE OF LEARN2'S COMMON STOCK AS LISTED ON THE NASDAQ NATIONAL MARKET (OR ANY OTHER SECURITIES QUOTATION SYSTEM OR ANY STOCK EXCHANGE ON WHICH OUR SHARES ARE THEN QUOTED OR LISTED) ON OR ABOUT AUGUST 1, 2002. Each New Option will be subject to your continued employment or directorship with Learn2. Each New Option will otherwise be subject to the standard terms and conditions under the Learn2 Corporation 1999 Stock Plan (the "Plan") and the form of stock option agreement thereunder.

    In order to receive the New Option(s), you must be an employee, officer and/or director of Learn2 or its subsidiaries on both the date (A) the Offer to Exchange commences and (B) Learn2 grants the new options under the Plan. If your employment or directorship with Learn2 or its subsidiaries is terminated for any reason before the date Learn2 grants the new option, you will lose all rights you have to receive any New Options.

    This promise is subject to the terms and conditions of the Offer to Exchange, dated December 20, 2001, the memorandum from Robert H. Ewald, Chairman of the Board of Learn2, dated December 20, 2001, and the Election Form previously completed and submitted by you to Learn2, each of which are incorporated herein by reference. The documents described herein reflect the entire agreement between you and Learn2 with respect to this transaction. This promise may only be amended by means of a writing signed by you and a duly authorized officer of Learn2.

LEARN2 CORPORATION

By:

Date:

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  Exhibit 99(a)(6)
FORM OF PROMISE TO GRANT STOCK OPTION(S)